UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
 _______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 9, 2016
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
  _______________________
Commission file number: 0-19582

Virginia	56-0751714
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 9, 2016, Old Dominion Freight Line, Inc. (the “Company”) entered into an amendment and commitment increase agreement (the “Amendment”) with respect to its senior unsecured revolving credit facility pursuant to the terms of an amended and restated credit agreement, dated December 15, 2015, with Wells Fargo Bank, National Association as administrative agent, and the lenders named therein (as amended, the “Credit Agreement”). Pursuant to the accordion feature of the Credit Agreement, the Amendment increased the aggregate Commitments (as defined in the Credit Agreement) from existing lenders by $50.0 million and amended certain other provisions of the Credit Agreement. Following the Amendment, the aggregate Commitments from existing lenders under the Credit Agreement is $300.0 million.

The Company intends to continue to use the revolving credit facility for working capital, the issuance of Letters of Credit (as defined in the Credit Agreement), and general corporate purposes in accordance with the terms and provisions of the Credit Agreement.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the copy of the Amendment included as Exhibit 4.13.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

4.13.1
First Amendment to Amended and Restated Credit Agreement and Commitment Increase Agreement among Wells Fargo Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated September 9, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: September 12, 2016

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

4.13.1
First Amendment to Amended and Restated Credit Agreement and Commitment Increase Agreement among Wells Fargo Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated September 9, 2016.